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As filed with the Securities and Exchange Commission on October 9, 2020.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GasLog Partners LP
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant's Name into English)

Republic of the Marshall Islands (State or other Jurisdiction of Incorporation or Organization)	98-1160877 (I.R.S. Employer Identification No.)

Gaslog Partners LP
c/o GasLog LNG Services Ltd
69 Akti Miaouli
18537 Piraeus Greece
+30 210 459 1000
(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address and telephone number of agent for service)

With copies to:

D. Scott Bennett, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:
From time to time after the effective date of this Registration Statement.

             If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)

Common Units representing limited partner interests

Series A Preference Units representing limited partner interests

Series B Preference Units representing limited partner interests

Series C Preference Units representing limited partner interests

Other classes of units representing limited partner interests

Debt Securities

Warrants

Rights

Combination Units

Subtotal	$400,000,000		$400,000,000	$0

Total			$400,000,000	$0

(1)
There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold from time to time at indeterminate prices, with any initial aggregate public offering price not to exceed $400,000,000. Separate consideration may or may not be received for units that are issuable on exercise, conversion or exchange of other securities or that are issued in units. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $400,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(2)
In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies. The Registrant is filing this registration statement to replace the portion of its Registration Statement on Form F-3 (File No. 333-220736, declared effective on October 10, 2017 (the "Prior Registration Statement")), which registered securities for sale by the Registrant and will expire on October 10, 2020 pursuant to Rule 415(a)(5) of the Securities Act. In accordance with Rule 415(a)(6) of the Securities Act, effectiveness of this registration statement will be deemed to terminate that portion of the Prior Registration Statement. The securities registered pursuant to this registration statement consist of those securities described in note (1), of which $400,000,000 were previously registered pursuant to the Prior Registration Statement and remain unsold by the Registrant.

(3)
The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.

(4)
The Registrant paid a registration fee of $86,925 relating to the securities registered pursuant to the Prior Registration Statement. As of the date of filing of this registration statement, an aggregate of $260,546,584 of securities have been sold under the Prior Registration Statement. Pursuant to Rule 415(a)(6) of the Securities Act, such registration fee will continue to be applied to the $489,453,416 aggregate amount of those securities which remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the full amount of the registration fee previously paid in connection with the Prior Registration Statement will continue to be applied to such unsold securities in this registration statement, so no registration fee is required to be paid with this registration statement with respect to those securities because they constitute unsold securities being moved from the Prior Registration Statement to this replacement registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 9, 2020.

PROSPECTUS

$400,000,000

GasLog Partners LP

Common Units Representing Limited Partner Interests
8.625% Series A Cumulative Redeemable Perpetual Fixed to Floating Rate Preference Units Representing Limited Partner Interests
8.200% Series B Cumulative Redeemable Perpetual Fixed to Floating Rate Preference Units Representing Limited Partner Interests
8.500% Series C Cumulative Redeemable Perpetual Fixed to Floating Rate Preference Units Representing Limited Partner Interests
Other Classes of Units Representing Limited Partner Interests
Debt Securities
Warrants
Rights
Combination Units

        Through this prospectus, we may offer common units representing limited partner interests (the "Common Units"), 8.625% Series A Cumulative Redeemable Perpetual Fixed to Floating Rate Preference Units representing limited partner interests (the "Series A Preference Units"), 8.200% Series B Cumulative Redeemable Perpetual Fixed to Floating Rate Preference Units representing limited partner interests (the "Series B Preference Units"), 8.500% Series C Cumulative Redeemable Perpetual Fixed to Floating Rate Preference Units representing limited partner interests (the "Series C Preference Units" and, together with the Series A Preference Units and Series B Preference Units, the "Preference Units") and other classes of units representing limited partner interests (the "Other Units"), debt securities, warrants to purchase Common Units, Preference Units, Other Units or other rights (the "Warrants"), rights to purchase Common Units, Preference Units and Other Units (the "Rights"), and units consisting of any combination of the Common Units, Preference Units, Other Units, debt securities, Warrants and Rights (the "Combination Units") from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

        The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

        Our Common Units are traded on the New York Stock Exchange under the symbol "GLOP".

        Our Series A Preference Units are traded on the New York Stock Exchange under the symbol "GLOP PR A".

        Our Series B Preference Units are traded on the New York Stock Exchange under the symbol "GLOP PR B".

        Our Series C Preference Units are traded on the New York Stock Exchange under the symbol "GLOP PR C".

        Our principal executive offices are located at 69 Akti Miaouli 18537 Piraeus Greece. Our telephone number at such address is +30 210 459 1000.

        Investing in our securities involves risks. Before buying any securities you should carefully read the section entitled "Risk Factors" on page 7 of this prospectus.

        Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is                        , 2020.

i

FORWARD-LOOKING STATEMENTS

        All statements in this prospectus that are not statements of historical fact are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. The disclosure and analysis set forth in this prospectus include statements that address activities, events or developments that the Partnership expects, projects, believes or anticipates will or may occur in the future, particularly in relation to our operations, cash flows, financial position, liquidity and cash available for dividends or distributions, and the impact of cash distribution reductions on the Partnership's business and growth prospects, plans, strategies, business prospects and changes and trends in our business and the markets in which we operate. These statements are intended as "forward-looking statements". In some cases, predictive, future-tense or forward-looking words such as "believe", "intend", "anticipate", "estimate", "project", "forecast", "plan", "potential", "may", "should", "could" and "expect" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we file with the Securities and Exchange Commission, or the "SEC", other information sent to our security holders, and other written materials. We caution that these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus or the date on which such oral or written statements are made, as applicable, about factors that are beyond our ability to control or predict, and are not intended to give any assurance as to future results. Any of these factors or a combination of these factors could materially affect future results of operations and the ultimate accuracy of the forward-looking statements. Accordingly, you should not unduly rely on any forward-looking statements.

        Factors that might cause future results and outcomes to differ include, but are not limited to, the following:

  •
  general liquefied natural gas ("LNG") shipping market conditions and trends, including spot and multi-year charter rates, ship values, factors affecting supply and demand of LNG and LNG shipping, including geopolitical events, technological advancements and opportunities for the profitable operations of LNG carriers;

  •
  fluctuations in charter hire rates, vessel utilization and vessel values;

  •
  our ability to secure new multi-year charters at economically attractive rates;

  •
  our ability to maximize the use of our vessels, including the re-deployment or disposition of vessels which are not operating under multi-year charters, including the risk that certain of our vessels may no longer have the latest technology at such time which may impact our ability to secure employment for such vessels as well as the rate at which we can charter such vessels;

  •
  changes in our operating expenses, including crew wages, maintenance, dry-docking and insurance costs and bunker prices;

  •
  number of off-hire days and dry-docking requirements including our ability to complete scheduled dry-dockings on time and within budget;

  •
  planned capital expenditures and availability of capital resources to fund capital expenditures;

  •
  disruption to the LNG, LNG shipping and financial markets caused by the global shutdown as a result of the COVID-19 pandemic;

  •
  fluctuations in prices for crude oil, petroleum products and natural gas, including LNG;

  •
  fluctuations in exchange rates, especially the U.S. dollar and the Euro;

  •
  our ability to expand our portfolio by acquiring vessels through our drop-down pipeline with GasLog Ltd. ("GasLog") or by acquiring other assets from third parties;

  •
  our ability to leverage GasLog's relationships and reputation in the shipping industry;

  •
  the ability of GasLog to maintain long-term relationships with major energy companies and major LNG producers, marketers and consumers;

  •
  GasLog's relationships with its employees and ship crews, its ability to retain key employees and provide services to us, and the availability of skilled labor, ship crews and management;

  •
  changes in the ownership of our charterers;

  •
  our customers' performance of their obligations under our time charters and other contracts;

  •
  our future operating performance, financial condition, liquidity and cash available for distributions;

  •
  our distribution policy and our ability to make cash distributions on our units or the impact of cash distribution reductions on our financial position;

  •
  our ability to obtain debt and equity financing on acceptable terms to fund capital expenditures, acquisitions and other corporate activities, funding by banks of their financial commitments, funding by GasLog of the revolving credit facility and our ability to meet our restrictive covenants and other obligations under our credit facilities;

  •
  future, pending or recent acquisitions of ships or other assets, business strategy, areas of possible expansion and expected capital spending;

  •
  risks inherent in ship operation, including the discharge of pollutants;

  •
  the impact on us and the shipping industry of environmental concerns, including climate change;

  •
  any malfunction or disruption of information technology systems and networks that our operations rely on or any impact of a possible cybersecurity event;

  •
  the expected cost of and our ability to comply with environmental and regulatory requirements, including with respect to emissions of air pollutants and greenhouse gases, as well as future changes in such requirements or other actions taken by regulatory authorities, governmental organizations, classification societies and standards imposed by our charterers applicable to our business;

  •
  potential disruption of shipping routes due to accidents, diseases, pandemics, political events, piracy or acts by terrorists;

  •
  potential liability from future litigation; and

  •
  other risks and uncertainties described in the Partnership's Annual Report on Form 20-F filed with the SEC on March 3, 2020, and Quarterly Reports on Form 6-K filed with the SEC on May 7, 2020 and August 5, 2020, available at http://www.sec.gov.

        We caution that these and other forward-looking statements included in this prospectus represent our estimates and assumptions only as of the date of this prospectus and are not intended to give any assurance as to future results. Many of the forward-looking statements included in this prospectus are based on our assumptions about factors that are beyond our ability to control or predict. Assumptions, expectations, projections, intentions and beliefs about future events may, and often do, vary from actual results and these differences can be material. The reasons for this include the risks, uncertainties and factors described in the "Risk Factors" section of this prospectus. As a result, the forward-looking events discussed in this prospectus might not occur and our actual results may differ materially from those anticipated in the forward-looking statements. Accordingly, you should not unduly rely on any forward-looking statements.

        We undertake no obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events, a change in our views or expectations or otherwise, except as required by applicable law. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

 THE COMPANY

        Unless otherwise indicated, references in this prospectus to:

  •
  "cbm" refer to cubic meters;

  •
  "Class B Units" refers collectively to the 2,075,000 Class B units (of which 415,000 are Class B-2 units, 415,000 are Class B-3 units, 415,000 are Class B-4 units, 415,000 are Class B-5 units and 415,000 are Class B-6 units), issued on June 30, 2019;

  •
  "dollars" and "$" refer to, and amounts are presented in, U.S. dollars;

  •
  "GasLog", depending on the context, refers to GasLog Ltd. and to any one or more of its direct and indirect subsidiaries, other than GasLog Partners;

  •
  "GasLog LNG Services" refer to GasLog LNG Services Ltd., a wholly owned subsidiary of GasLog;

  •
  "GasLog Partners", the "Partnership", "we", "our", "us" or similar terms refer to GasLog Partners LP or any one or more of its subsidiaries, or to all such entities unless the context otherwise indicates;

  •
  "omnibus agreement" refers to the Omnibus Agreement dated May 12, 2014 by and among the Partnership, GasLog, our general partner and GasLog Partners Holdings LLC, as amended;

  •
  "our general partner" refer to GasLog Partners GP LLC, the general partner of GasLog Partners and a wholly owned subsidiary of GasLog; and

  •
  "Shell" refers to Royal Dutch Shell plc, or any one or more of its subsidiaries.

        We are a growth-oriented master limited partnership focused on owning, operating and acquiring LNG carriers engaged in LNG transportation under multi-year charters, which we define as charters of five full years or more. Our fleet consists of 15 LNG carriers, including ten vessels with tri-fuel diesel electric ("TFDE") propulsion technology and five steam-powered ("Steam") vessels, with an average carrying capacity of approximately 158,000 cbm. Twelve of our vessels have fixed charter terms expiring between 2020 and 2026 and six can be extended at the charterers' option. Eight of our vessels are chartered to subsidiaries of Shell.

        Our fleet was contributed to us by, or acquired from, GasLog, which controls us through its ownership of our general partner. As of October 9, 2020, we also had options and other certain acquisition rights under which we may acquire additional LNG carriers from GasLog. Under the omnibus agreement entered into with GasLog in connection with our IPO (defined below), we have the option to purchase from GasLog the GasLog Singapore, the GasLog Warsaw, the GasLog Windsor, the GasLog Wales and the GasLog Westminster within 30 days following receipt of notice from GasLog, in each case at fair market value as determined pursuant to the omnibus agreement. In addition, according to the terms of the omnibus agreement, GasLog will be required to offer us the opportunity to purchase each of Hull Nos. 2300, 2301, 2311 and 2312 within 30 days of the commencement of their respective charters.

        Pursuant to the omnibus agreement, we also have a right of first offer from GasLog to purchase any other LNG carriers with cargo capacities greater than 75,000 cbm engaged in ongoing LNG transportation under charters of five full years or more that GasLog owns or acquires (the "Five-Year Vessels") either at their acquisition cost plus certain break up costs (in the case of a newly acquired Five-Year Vessel) or at their fair market value (in the case of a previously owned vessel that becomes a Five-Year Vessel). Generally, we must exercise this right of first offer within 30 days following the notice from GasLog that the vessel has been acquired or has become a Five-Year Vessel.

        The options bring the current pipeline of vessels that we have, or may have, the right to acquire from GasLog to nine LNG carriers. We believe that such options and acquisition rights provide us with significant built-in growth opportunities. We may also acquire vessels from shipyards or other owners.

        We operate most of our vessels under multi-year charters with fixed-fee contracts that generate predictable cash flows. We intend to grow our fleet through further acquisitions of LNG carriers from GasLog and third parties. However, we cannot assure you that we will make any particular acquisition or that as a consequence we will successfully grow our per unit distributions. Among other things, our ability to acquire additional LNG carriers will be dependent upon our ability to raise additional financing. Additionally, as vessels currently operating under multi-year charters redeliver, the number of vessels available in the short-term or spot charter market is likely to continue to expand which may result in reduced opportunities to secure multi-year charters for our vessels.

        We are not obligated to purchase any of the vessels from GasLog described above and, accordingly, we may not complete the purchase of any such vessels. Furthermore, our ability to purchase any additional vessels, including under the omnibus agreement from GasLog, is dependent on our ability to obtain financing to fund all or a portion of the acquisition costs of these vessels. As of October 9, 2020, we have not secured any financing for the acquisition of additional vessels. Our ability to acquire additional vessels from GasLog is also subject to obtaining any applicable consents of governmental authorities and other non-affiliated third parties, including the relevant lenders and charterers. Under the omnibus agreement, GasLog will be obligated to use reasonable efforts to obtain any such consents with regards to transactions covered by that agreement. We cannot assure you that in any particular case that the necessary consent will be obtained.

        On May 12, 2014, we completed an initial public offering of our Common Units (the "IPO"). We completed follow-on public offerings of our Common Units on September 29, 2014, June 26, 2015, August 5, 2016, January 27, 2017 and November 3, 2017. Our Common Units are listed on the New York Stock Exchange (the "NYSE") under the ticker symbol "GLOP". If any securities are to be listed or quoted on any other securities exchange or quotation system, the applicable prospectus supplement will so state.

        On May 15, 2017, we completed a public offering of our Series A Preference Units, liquidation preference $25.00 per unit. The Series A Preference Units are listed on the NYSE under the ticker symbol "GLOP PR A."

        On May 16, 2017, we commenced an "at-the-market" offering program under which we may offer and sell Common Units having an aggregate offering price of up to $100 million from time to time through our sales agents.

        On November 3, 2017, we increased the size of the "at-the-market" offering program under which we may offer and sell Common Units up to an aggregate offering price of up to $144.0 million from time to time through our sales agents.

        On January 17, 2018, we completed a public offering of our Series B Preference Units, liquidation preference $25.00 per unit. The Series B Preference Units are listed on the NYSE under the ticker symbol "GLOP PR B."

        On November 15, 2018, we completed a public offering of our Series C Preference Units, liquidation preference $25.00 per unit. The Series C Preference Units are listed on the NYSE under the ticker symbol "GLOP PR C."

        On February 26, 2019, we further increased the size of the "at-the-market" offering program under which we may offer and sell Common Units up to an aggregate offering price of up to $250.0 million from time to time through our sales agents.

        On June 24, 2019, GasLog and GasLog Partners entered into an agreement, effective as of June 30, 2019, to modify the partnership agreement, thereby eliminating GasLog's incentive distribution rights ("IDRs"). In exchange for the IDRs, GasLog received 2,532,911 Common Units and 2,490,000 Class B units (of which 415,000 were Class B-1 units, 415,000 are Class B-2 units, 415,000 are Class B-3 units, 415,000 are Class B-4 units, 415,000 are Class B-5 units and 415,000 are Class B-6 units), issued on June 30, 2019. The Class B units have all of the rights and obligations attached to the Common Units, except for voting rights and participation in earnings and distributions until such time as GasLog exercises its right to convert the Class B units to Common Units. The Class B units will become eligible for conversion on a one-for-one basis into Common Units at GasLog's option on July 1, 2021, July 1, 2022, July 1, 2023, July 1, 2024 and July 1, 2025 for the Class B-2 units, Class B-3 units, Class B-4 units, Class B-5 units and the Class B-6 units, respectively. The Class B-1 units were converted into Common Units on July 1, 2020.

        We maintain our principal executive offices at 69 Akti Miaouli 18537 Piraeus Greece. Our telephone number at such address is +30 210 459 1000. We have been organized under the laws of the Republic of the Marshall Islands.

RISK FACTORS

        Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the important factors set forth under the heading "Risk Factors" in our most recent Annual Report on Form 20-F as well as the updated risk factors included in Exhibit 99.2 of our Report on Form 6-K filed with the SEC on May 7, 2020 and Exhibit 99.2 of our Report on Form 6-K filed with the SEC on August 5, 2020, each filed with the SEC and incorporated herein by reference and in the accompanying prospectus supplement for such issuance before investing in any securities that may be offered. For further details, see the section entitled "Where You Can Find Additional Information".

        Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to make cash distributions and lower the trading price of our securities. The risks referred to above are not the only ones that may exist. Additional risks not currently known by us or risks that we deem immaterial may also impair our business operations. You may lose all or a part of your investment.

 SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

        We are organized under the laws of the Marshall Islands as a limited partnership. Our general partner is organized under the laws of the Marshall Islands as a limited liability company. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

        Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries' assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our general partner or our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States, and we have appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, our registered agent, to accept service of process on our behalf in any such action.

        Cozen O'Connor, our counsel as to Marshall Islands law, has advised us that there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, our general partner or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws or (2) impose liabilities against us, our general partner or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under this shelf registration process, we may, from time to time, sell up to an aggregate public offering price of $400,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with this prospectus, as well as a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to those particular securities. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Incorporation of Certain Information by Reference" and "Where You Can Find Additional Information".

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. For purposes of this section, the term "registration statement" means the original registration statement and any and all amendments, including the schedules and exhibits to the original registration statement and any amendments. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. For further information pertaining to the securities offered by this prospectus and GasLog Partners, reference is made to the registration statement.

        We are subject to the information and periodic reporting requirements of the Exchange Act of 1934, as amended (the "Exchange Act"), and we file periodic reports and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC's public reference facilities and the website of the SEC referred to above. As a "foreign private issuer", we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, but we are required to furnish certain proxy statements to shareholders under NYSE rules. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer", we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with the SEC. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this prospectus.

        This prospectus incorporates by reference the following documents:

  •
  our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 3, 2020, as amended on Form 20-F/A filed with the SEC on June 4, 2020;

  •
  our Current Reports on Form 6-K furnished to the SEC on February 6, 2020, April 2, 2020, May 7, 2020 (other than Exhibit 99.1 thereto), May 7, 2020, May 14, 2020, May 15, 2020, July 2, 2020, August 5, 2020 (other than Exhibit 99.1 thereto), August 5, 2020 and August 5, 2020;

  •
  the description of our Common Units which is contained in our registration statement on Form 8-A (File No. 001-36433), filed with the SEC on April 30, 2014, including any amendment or report filed for the purpose of updating such description; and

  •
  the description of our Series A Preference Units which is contained in our registration statement on Form 8-A (File No. 001-36433), filed with the SEC on May 15, 2017, including any amendment or report filed for the purpose of updating such description.

  •
  the description of our Series B Preference Units which is contained in our registration statement on Form 8-A (File No. 001-36433), filed with the SEC on January 17, 2018, including any amendment or report filed for the purpose of updating such description.

  •
  the description of our Series C Preference Units which is contained in our registration statement on Form 8-A (File No. 001-36433), filed with the SEC on November 15, 2018, including any amendment or report filed for the purpose of updating such description.

        We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

        In accordance with Rule 402 of Regulation S-T, the XBRL-related information in Exhibit 101 to our Annual Report on Form 20-F and our reports on Form 6-K will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as will be expressly set forth by specific reference in such filing.

        We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Copies of these documents also may be obtained on the "Investor Relations" section of our website at www.gaslogmlp.com. The information contained on or connected to our website is not a part of this prospectus. Requests for such information should be made to us at the following address:

GasLog Partners LP
c/o GasLog LNG Services Ltd
69 Akti Miaouli
18537 Piraeus Greece
+30 210 459 1000
Attention: General Counsel

        You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

 USE OF PROCEEDS

        Unless otherwise set forth in the applicable prospectus, we intend to use the net proceeds received from the sale of the securities we offer by this prospectus for general corporate purposes.

        We may raise additional funds from time to time through equity or debt financings not involving the issuance of securities described in this prospectus, including borrowings under credit facilities, to finance our business and operations and new vessel acquisitions.

CAPITALIZATION AND INDEBTEDNESS

        Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF COMMON UNITS

        A description of our Common Units can be found in our registration statement on Form 8-A (File No. 001-36433), filed with the SEC on April 30, 2014, including any amendment or report filed for the purpose of updating such description.

DESCRIPTION OF CLASS B UNITS

        The following description of the Class B Units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the partnership agreement, which sets forth the terms of the Class B Units. A copy of the partnership agreement may be obtained from us as described under "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference".

General

        The Class B Units, which consist of a total of 2,075,000 Class B Units (of which 415,000 are designated Class B-2 Units, 415,000 are designated Class B-3 Units, 415,000 are designated Class B-4 Units, 415,000 are designated Class B-5 Units and 415,000 are designated Class B-6 Units), represent limited partner interests in us. GasLog currently owns 100% of our Class B Units.

        The holders of Class B Units have all of the rights and privileges of limited partners under our partnership agreement, except (i) with respect to the right to vote on or approve matters and (ii) for the right to participate in distributions made with respect to Common Units, in each case until such Class B Units convert into Common Units. For a description of the rights and privileges of limited partners under our partnership agreement, including the voting rights available to the holders of the Class B Units upon conversion into Common Units, see "Summary of our Partnership Agreement" below.

Voting Rights

        The holders of Class B Units do not have any voting rights and are not entitled to vote on or approve any matters, except for (i) the removal of an appointed director with cause or (ii) an amendment of the partnership agreement in certain limited circumstances, as set forth therein.

Distributions

        The holders of Class B Units do not have the right to participate in any distributions made with respect to Common Units, until the conversion of a Class B Unit into a Common Unit. Immediately upon the conversion of a Class B Unit into a Common Unit, the holder of such Common Unit issued upon conversion of such Class B Unit shall possess all of the rights and obligations of a holder of a Common Unit, including the right to participate in distributions made with respect to Common Units. The holder of a Class B Unit that is entitled to convert but has not yet converted does not have the right to participate in distributions made with respect to Common Units until such Class B Unit is converted into a Common Unit.

Conversion

        The Class B-2 Units, Class B-3 Units, Class B-4 Units, Class B-5 Units and Class B-6 Units are eligible for conversion on July 1, 2021, July 1, 2022, July 1, 2023, July 1, 2024 and July 1, 2025, respectively (each, a "Class B Convertible Date"). The Class B-1 units were converted into Common Units on July 1, 2020.

        At any time, and from time to time, on or after each Class B Unit becomes eligible for conversion, the holder of such Class B Unit shall have the option, in its sole discretion, to convert such Class B Unit into a Common Unit on a one-for-one basis. All Class B Units that have not yet been converted will automatically convert into Common Units on a one-for-one basis (i) immediately before the consummation of a change of control, (ii) immediately before the consummation of a merger, consolidation or conversion of the Partnership (except for a merger, consolidation, acquisition or any other transaction pursuant to which GasLog or any of its affiliates would acquire all of the

Partnership's outstanding Common Units), (iii) immediately upon the dissolution of the Partnership but before any liquidating distributions are made and (iv) upon the removal of the general partner in certain limited circumstances, each as set forth in the partnership agreement.

        Upon conversion, the rights of a holder of converted Class B Units as holder of Class B Units shall cease with respect to such converted Class B Units and such holder shall continue to be a limited partner and have the rights of a holder of Common Units. All Class B Units will, upon conversion into Common Units, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the Common Units into which the Class B Units converted.

Class B Cancellation Event

        Immediately before the consummation of a merger, consolidation, acquisition or any other transaction pursuant to which GasLog or any of its affiliates acquires all of the Partnership's outstanding Common Units, (i) all Class B Units will automatically be canceled and eliminated, cease to exist and no longer be outstanding and (ii) each holder of such canceled Class B Units will automatically cease to have any rights with respect thereto.

Transfer of Class B Units

        Prior to a Class B Unit's applicable Class B Convertible Date, a holder of such Class B Unit may transfer such Class B Unit without any consent to (A) an affiliate of such holder (other than an individual) or (B) another person (other than an individual) in connection with (x) the merger or consolidation of such holder with or into such other person or (y) the transfer by such holder of all or substantially all of its assets to such other person. Any other transfer by such holder prior to such Class B Unit's applicable Class B Convertible Date requires the prior approval of holders of a majority of Common Units, excluding Common Units held by GasLog and its affiliates. On or after such Class B Unit's applicable Class B Convertible Date, such holder may transfer such Class B Unit without approval of the majority of Common Units.

 DESCRIPTION OF SERIES A PREFERENCE UNITS

        A description of our Series A Preference Units can be found in our registration statement on Form 8-A (File No. 001-36433), filed with the SEC on May 15, 2017, including any amendment or report filed for the purpose of updating such description.

DESCRIPTION OF SERIES B PREFERENCE UNITS

        A description of our Series B Preference Units can be found in our registration statement on Form 8-A (File No. 001-36433), filed with the SEC on January 17, 2018, including any amendment or report filed for the purpose of updating such description.

DESCRIPTION OF SERIES C PREFERENCE UNITS

        A description of our Series A Preference Units can be found in our registration statement on Form 8-A (File No. 001-36433), filed with the SEC on November 15, 2018, including any amendment or report filed for the purpose of updating such description.

DESCRIPTION OF THE OTHER CLASSES OF UNITS

        Our partnership agreement permits us to issue additional classes or series of equity interests at any time and from time to time for consideration on such terms and conditions established by our board of directors without the approval of any of our unitholders, other than the limited approval rights of the holders of the Preference Units. Unless we receive the affirmative vote or consent of the holders of at least two-thirds of the outstanding Preference Units, voting as a class together with holders of any other Parity Securities (as defined in the partnership agreement) (if applicable), we may not (i) issue any Parity Securities if the cumulative distributions on Preference Units are in arrears or (ii) create or issue any Senior Securities (as defined in the partnership agreement). As of October 9, 2020, no classes of limited partnership interests were outstanding other than the Common Units, Class B Units, Series A Preference Units, Series B Preference Units and Series C Preference Units. Should we offer other classes of units under this prospectus, a prospectus supplement relating to the particular class or series of units offered will include the designations, preferences, rights, powers and duties of those units which shall be fixed by the board of directors, including, among other things, the following:

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  the right to share in partnership distributions;

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  the rights upon our dissolution and liquidation;

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  whether, and the terms and conditions upon which, we may or shall be required to redeem the Other Units (including sinking fund provisions);

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  whether the Other Units are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange;

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  the terms and conditions upon which Other Units will be issued, evidenced by certificates and assigned or transferred;

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  the method for determining the Percentage Interest (as defined in our partnership agreement) as to such Other Units; and

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  the right, if any, of each Other Unit to vote on partnership matters, including matters relating to the relative rights, preferences and privileges of such Other Units.

        The particular terms of any class or series of any such class of units will also be described in the amendment to our partnership agreement relating to that class or series of such class of units, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such class or series of any such class of units.

        Such units will be fully paid and non-assessable (except as such non-assessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act) when issued upon full payment of the purchase price therefor. The transfer agent, registrar and distributions disbursement agent for the units will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates.

        The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our debt securities would be issued under an indenture between us and a trustee. The debt securities we may offer may be convertible into Common Units or other securities. The indenture, a form of which is included as an exhibit to the registration statement of which this prospectus is a part, will be executed at the time we issue any debt securities. Any supplemental indentures will be filed with the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

        The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

        Because the following summaries of the material terms and provisions of the indenture and the related debt securities are not complete, you should refer to the form of the indenture and the debt securities for complete information on some of the terms and provisions of the indenture, including definitions of some of the terms used below, and the debt securities.

General

        The provisions of the indenture do not limit the aggregate principal amount of debt securities which may be issued thereunder. Unless otherwise provided in a prospectus supplement, the debt securities will be our direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt. The debt securities may be convertible into Common Units or other securities if specified in the applicable prospectus supplement.

Payments

        We may issue debt securities from time to time in one or more series. The provisions of the indenture allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities may be denominated and payable in U.S. dollars or other currencies. We may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

        Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in the Applicable Prospectus Supplement

        The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, any offered debt securities:

  •
  the specific designation;

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  any limit on the aggregate principal amount of the debt securities, their purchase price and denomination;

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  the currency in which the debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

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  the date of maturity;

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  the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

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  the interest payment dates, if any;

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  the place or places for payment of the principal of and any premium and/or interest on the debt securities;

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  any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

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  whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

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  whether we will issue the debt securities in definitive form and under what terms and conditions;

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  the terms on which holders of the debt securities may convert or exchange these securities into or for Common Units or other securities, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

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  information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

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  any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

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  whether and under what circumstances we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

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  any material United States federal income tax or other income tax consequences, including, but not limited to:

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  tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

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  tax considerations applicable to any debt securities denominated and payable in non-United States currencies;

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  whether certain payments on the debt securities will be guaranteed under a financial insurance guarantee policy and the terms of that guarantee;

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  whether the debt securities will be secured;

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  any applicable selling restrictions; and

  •
  any other specific terms of the debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations.

        Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to income tax, accounting, and other special considerations applicable to original issue discount securities.

Registration and Transfer of Debt Securities

        Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the indenture or the supplemental indenture or issuer order under which that series of debt securities is issued. Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Events of Default

        The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. Holders should review these provisions and understand which actions trigger an event of default and which actions do not. The indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

        An event of default is defined under the indenture, with respect to any series of debt securities issued under the indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as an event of default, having occurred and be continuing:

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  default is made for more than 30 days in the payment of interest, premium or principal in respect of the securities;

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  we fail to perform or observe any of our other obligations under the securities and this failure has continued for the period of 60 days next following the service on us of notice requiring the same to be remedied;

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  our bankruptcy, insolvency or reorganization under any applicable bankruptcy, insolvency or insolvency related reorganization law;

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  an order is made or an effective resolution is passed for the winding up or liquidation of us; or

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  any other event of default provided in the supplemental indenture or resolution of the board of directors, if any, under which that series of debt securities is issued.

Acceleration of Debt Securities Upon an Event of Default

        The indenture provides that, unless otherwise set forth in a supplemental indenture:

  •
  if an event of default occurs due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of us applicable to that series of debt securities but not applicable to all outstanding debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to us may declare the principal of and accrued interest on the debt securities of such affected series (but not any other debt securities issued under the indenture) to be due and payable immediately;

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  if an event of default occurs due to specified events of bankruptcy, insolvency or reorganization of us, the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately; and

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  if an event of default due to a default in the performance of any other of the covenants or agreements in the indenture applicable to all outstanding debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the indenture for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, voting as one class, by notice in writing to us may declare the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

        In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration or waive past defaults of the debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf

        The indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under the indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified to its satisfaction by the holders of debt securities issued under the indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder

        The indenture provides that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

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  the holder must have previously given written notice to the trustee of the continuing default;

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  the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have:

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  requested the trustee to institute that action; and

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  offered the trustee indemnity satisfactory to it;

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  the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

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  the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

        The indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

        We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions:

        Discharge of Indenture.    We may discharge all of our obligations, other than as to transfers and exchanges, under the indenture after we have:

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  paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

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  delivered to the trustee for cancellation all of the outstanding debt securities; or

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  irrevocably deposited with the trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the indenture relating only to that series of debt securities.

        Defeasance of a Series of Securities at Any Time.    We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance in this prospectus. We may be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants and elect not to comply with those covenants without creating an event of default. Discharge under those procedures is called covenant defeasance.

        Defeasance or covenant defeasance may be effected only if, among other things:

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  we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

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  we deliver to the trustee an opinion of counsel to the effect that:

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  the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance;

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  the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; and

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  in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture

        Modification without Consent of Holders.    We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indenture to:

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  secure any debt securities;

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  evidence the assumption by a successor corporation of our obligations;

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  add covenants for the protection of the holders of debt securities;

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  cure any ambiguity or correct any inconsistency;

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  establish the forms or terms of debt securities of any series;

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  evidence the acceptance of appointment by a successor trustee; or

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  make such other provisions in regard to matters or questions arising under the indenture or under any supplemental indenture as the board of directors may deem necessary or desirable and which shall not adversely affect the rights of the holders of debt securities in any material respect.

        Modification with Consent of Holders.    We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

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  extend the final maturity of the security;

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  reduce the principal amount;

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  reduce the rate or extend the time of payment of interest;

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  reduce any amount payable on redemption;

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  change the currency in which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

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  modify or amend the provisions for conversion of any currency into another currency;

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  reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

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  alter the terms on which holders of the debt securities may convert or exchange debt securities for Common Units or other securities, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

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  impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

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  reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture.

Form of Debt Security

        Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either:

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  in registered form, where our obligation runs to the holder of the security named on the face of the security; or

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  in bearer form, where our obligation runs to the bearer of the security.

        Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

        Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

        Registered Global Securities.    We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements:

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

        Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of those participants.

        If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may, at any time and in our sole discretion, decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

        Bearer Global Securities.    The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, société anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

New York Law to Govern

        The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

        We may issue Warrants to purchase our equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of Warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any Warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

  •
  the title of such Warrants;

  •
  the aggregate number of such Warrants;

  •
  the price or prices at which such Warrants will be issued;

  •
  the currency or currencies, in which the price of such Warrants will be payable;

  •
  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such Warrants;

  •
  the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such Warrants may be purchased;

  •
  the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

  •
  the amount of Warrants outstanding;

  •
  if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time;

  •
  if applicable, the designation and terms of the securities with which such Warrants are issued and the number of such Warrants issued with each such security;

  •
  if applicable, the date on and after which such Warrants and the related securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, a discussion of any material United States Federal income tax considerations; and

  •
  any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        The description in the applicable prospectus supplement of any Warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant certificate or warrant agreement, which will be filed with the SEC if we offer Warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer Warrants, see "Where You Can Find Additional Information" beginning on page 9 of this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF RIGHTS

        We may issue Rights to purchase our equity securities. These Rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the Rights in the rights offering. In connection with any Rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

        The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

  •
  the exercise price for the Rights;

  •
  the number of Rights issued to each shareholder;

  •
  the extent to which the Rights are transferable;

  •
  any other terms of the Rights, including terms, procedures and limitations relating to the exchange and exercise of the Rights;

  •
  the date on which the Right to exercise the Rights will commence and the date on which the Right will expire;

  •
  the amount of Rights outstanding;

  •
  the extent to which the Rights include an over-subscription privilege with respect to unsubscribed securities; and

  •
  the material terms of any standby underwriting arrangement entered into by us in connection with the Rights offering.

        The description in the applicable prospectus supplement of any Rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer Rights, see "Where You Can Find Additional Information" beginning on page 9 of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF THE COMBINATION UNITS

        We may issue Combination Units consisting of any combination of Common Units, Preference Units, Other Units, debt securities, Warrants and Rights. Each Combination Unit will be issued so that the holder of the Combination Unit is also the holder of each security included in the Combination Unit. Thus, the holder of a Combination Unit will have the rights and obligations of a holder of each included security. The unit agreement under which a Combination Unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

        The applicable prospectus supplement relating to any series of units will describe the terms of the Combination Units, including, where applicable, the following:

  •
  the designation and terms of the Combination Units and of the securities comprising the Combination Units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement; and

  •
  any provisions for the issuance, payment, settlement, transfer, or exchange of the Combination Units or of the securities comprising the Combination Units.

        The description in the applicable prospectus supplement of any Combination Units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit certificate or unit agreement, which will be filed with the SEC if we offer Combination Units. For more information on how you can obtain copies of any unit certificate or unit agreement if we offer Combination Units, see "Where You Can Find Additional Information" beginning on page 9 of this prospectus. We urge you to read the applicable unit certificate, the applicable unit agreement and any applicable prospectus supplement in their entirety.

SUMMARY OF OUR PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of our partnership agreement, which is qualified in its entirety by the terms and conditions of the partnership agreement, which is incorporated herein by reference. This summary should be read together with any subsequent amendments of the partnership agreement or reports filed for the purpose of updating the description of the important provisions of our partnership agreement and the rights and privileges of our unitholders. We will provide prospective investors with a copy of the partnership agreement upon written request at no charge. Please read "Where You Can Find More Information."

Organization and Duration

        We were organized on January 23, 2014 and have perpetual existence.

Purpose

        Our purpose under the partnership agreement is to engage in any business activities that may lawfully be engaged in by a limited partnership pursuant to the Marshall Islands Act.

        Although our board of directors has the ability to cause us or our subsidiaries to engage in activities other than the provision of marine transportation services, it has no current plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. Our general partner has delegated to our board of directors the authority to oversee and direct our operations, management and policies on an exclusive basis.

Cash Distributions

        Our partnership agreement specifies the manner in which we will make cash distributions to holders of our Common Units and other partnership interests, including to the holders of Preference Units, as well as to our general partner in respect of its general partner interest. Please see "Our Cash Distribution Policy and Restrictions on Distributions" on page 43 of this prospectus for further information.

Capital Contributions

        No holder of Common Units, Class B Units or Preference Units is obligated to make additional capital contributions, except as described below under "—Limited Liability".

Voting Rights

        The following is a summary of the unitholder vote required for approval of the matters specified below. Matters that require the approval of a "Unit Majority" require the approval of a majority of the Common Units voting as a single class (excluding Class B Units prior to their conversion into Common Units). In voting their Common Units, our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.

        Each outstanding Common Unit is entitled to one vote on matters subject to a vote of the holders of Common Units ("Common Unitholders"). However, to preserve our ability to claim an exemption from U.S. federal income tax under Section 883 of the Code, if at any time any person or group owns beneficially more than 4.9% of any class or series of units then outstanding, any units beneficially owned by that person or group in excess of 4.9% may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of limited partners, calculating required votes (except for purposes of nominating a person for election to our board of directors), determining the presence of a quorum or for other similar purposes under our partnership agreement, unless otherwise required by law. Effectively, this means that the voting rights of any such unitholders in excess of 4.9% will be redistributed pro rata among the other unitholders holding less than 4.9% of the voting power of all classes of units entitled to vote. Our general partner, its affiliates and persons who acquired Common Units with the prior approval of our board of directors will not be subject to this 4.9% limitation except with respect to voting their Common Units in the election of the elected directors. This loss of voting rights does not apply to the Preference Units.

        Holders of Class B Units and Preference Units generally have no voting rights. However, the consent of the holders of at least two-thirds of the outstanding Series A Preference Units, Series B Preference Units or Series C Preference Units (as applicable), voting as a separate class, is required prior to any amendment to the partnership agreement that would have a material adverse effect on the existing terms of the Series A Preference Units, Series B Preference Units or Series C Preference Units, as applicable. In addition, unless we receive the affirmative vote or consent of the holders of at least two-thirds of the outstanding Preference Units, voting as a class together with holders of any other Parity Securities, we may not (i) issue any Parity Securities if the cumulative distributions on Preference Units are in arrears or (ii) create or issue any Senior Securities (as defined in the partnership agreement). Distributions payable on the Preference Units will be considered to be in arrears for any quarterly period for which full cumulative distributions through the most recent distribution payment date have not been paid on all outstanding Preference Units. In addition, in certain limited instances, the holders of Preference Units will be entitled to elect one director to our board of directors, at which point our general partner would similarly be entitled, at its election, to appoint one additional director to serve for only as long a period of time as the director elected by the holders of Preference Units.

        We hold a meeting of the limited partners every year to elect one or more members of our board of directors and to vote on any other matters that are properly brought before the meeting. Our general partner has appointed three of our five directors and the Common Unitholders elected the remaining two directors. Four of our directors meet the independence standards of the NYSE, two of which also qualify as independent of GasLog under our partnership agreement, so as to be eligible for membership on our conflicts committee. If our general partner exercises its right to transfer the power to elect a majority of our directors to the Common Unitholders, an additional director will thereafter be elected by our Common Unitholders. Our general partner may exercise this right in order to permit us to claim, or continue to claim, an exemption from U.S. federal income tax under Section 883 of the U.S. Internal Revenue Code of 1986, as amended, or the "Code".

Action	Unitholder Approval Required and Voting Rights
Issuance of additional Common Units or other limited partner interests	No approval rights; general partner approval required for all issuances not reasonably expected to be accretive within twelve months of issuance or which would otherwise have a material adverse impact on the general partner or its interest in our partnership.
Amendment of the partnership agreement

Certain amendments may be made by our board of directors without the approval of the unitholders. Other amendments generally require the approval of a Unit Majority. See "—Amendment of the Partnership Agreement".

Merger of our partnership or the sale of all or substantially all of our assets	Unit Majority and approval of our general partner and our board of directors. See "—Merger, Sale, Conversion or Other Disposition of Assets".
Dissolution of our partnership	Unit Majority and approval of our general partner and our board of directors. See "—Termination and Dissolution".
Reconstitution of our partnership upon dissolution	Unit Majority. See "—Termination and Dissolution".
Withdrawal of our general partner

Under most circumstances, the approval of a majority of the Common Units, excluding Common Units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to March 31, 2024 in a manner that would cause a dissolution of our partnership. See "—Withdrawal or Removal of our General Partner".

Removal of our general partner

Not less than 66 2/3% of the outstanding Common Units, including Common Units held by our general partner and its affiliates, voting together as a single class. See "—Withdrawal or Removal of our General Partner".

Transfer of our general partner interest in us

Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our Common Unitholders or other limited partners to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a majority of the Common Units, excluding Common Units held by our general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to March 31, 2024. See "—Transfer of General Partner Interest".

Transfer of ownership interests in our general partner	No approval required at any time. See "—Transfer of Ownership Interests in General Partner".

Applicable Law; Forum, Venue and Jurisdiction

        Our partnership agreement is governed by Marshall Islands law. Our partnership agreement requires that any claims, suits, actions or proceedings:

  •
  arising out of or relating in any way to the partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the partnership agreement or the duties, obligations or liabilities among limited partners or of limited partners to us, or the rights or powers of, or restrictions on, the limited partners or us);

  •
  brought in a derivative manner on our behalf;

  •
  asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our general partner, or owed by our general partner, to us or the limited partners;

  •
  asserting a claim arising pursuant to any provision of the Marshall Islands Act; and

  •
  asserting a claim governed by the internal affairs doctrine;

shall be exclusively brought in the Court of Chancery of the State of Delaware, unless otherwise provided for by Marshall Islands law, regardless of whether such claims, suits, actions or proceedings arise under laws relating to contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims. By purchasing a unit, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, unless otherwise provided for by Marshall Islands law, in connection with any such claims, suits, actions or proceedings; however, a court could rule that such provisions are inapplicable or unenforceable. Any person or entity purchasing or otherwise acquiring any interest in our units shall be deemed to have notice of and to have consented to the provisions described above. This forum selection provision may limit our unitholders' ability to obtain a judicial forum that they find favorable for disputes with us or our directors, officers or other employees or unitholders.

Limited Liability

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Marshall Islands Act and that he or she otherwise acts in conformity with the provisions of our partnership agreement, his or her liability under the Marshall Islands Act will be limited, subject to possible exceptions, to the amount of capital he or she is obligated to contribute to us for his or her units plus his or her share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

  •
  to remove or replace our general partner;

  •
  to elect two (or, following the general partner's exercise of its right to transfer the power to elect a majority of our directors to the Common Unitholders, three) of our five directors;

  •
  to approve some amendments to our partnership agreement; or

  •
  to take other action under our partnership agreement;

constituted "participation in the control" of our business for the purposes of the Marshall Islands Act, then the limited partners could be held personally liable for our obligations under the laws of the Marshall Islands, to the same extent as our general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither our partnership agreement nor the Marshall Islands Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Marshall Islands case law.

        Under the Marshall Islands Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Marshall Islands Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the non-recourse liability. The Marshall Islands Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Marshall Islands Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Marshall Islands Act, a purchaser of units who becomes a limited partner of a limited partnership is liable for the obligations of the transferor to make contributions to the partnership, except that the transferee is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

        Maintenance of our limited liability may require compliance with legal requirements in the jurisdictions in which our subsidiaries conduct business, which may include qualifying to do business in those jurisdictions. Limitations on the liability of limited partners for the obligations of a limited partnership or limited liability company have not been clearly established in many jurisdictions. If, by virtue of our membership interest in an operating subsidiary or otherwise, it was determined that we were conducting business in any jurisdiction without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the general partner, to approve some amendments to the partnership agreement or to take other action under the partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our board of directors considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Interests

        The partnership agreement authorizes us to issue an unlimited amount of additional partnership interests and rights to buy partnership interests for the consideration and on the terms and conditions determined by our board of directors without the approval of the unitholders, other than certain limited approval rights of the holders of the Preference Units. However, our general partner will be required to approve all issuances of additional partnership interests that are not reasonably expected to be accretive within twelve months of issuance or which would otherwise have a material adverse impact on the general partner or its interest in us.

        We intend to fund acquisitions through borrowings and the issuance of additional Common Units or other equity securities and the issuance of debt securities. Holders of any additional Series A Preference Units we issue will be entitled to share equally with the then-existing holders of Series A Preference Units in our distributions, holders of any additional Series B Preference Units we issue will be entitled to share equally with the then-existing holders of Series B Preference Units in our distributions, holders of any additional Series C Preference Units we issue will be entitled to share equally with the then-existing holders of Series C Preference Units in our distributions and holders of any additional Common Units we issue will be entitled to share equally with the then-existing holders of Common Units in our distributions. Additionally, we may issue other equity securities that may dilute the value of the interests of the then-existing holders of Common Units or Preference Units in our net assets and such securities may have priority over Common Units or Preference Units for receipt of distributions.

        In accordance with Marshall Islands law and the provisions of our partnership agreement, we may also issue additional partnership interests that, as determined by our board of directors, have special voting or other rights to which the Common Units or the Preference Units are not entitled.

        Upon issuance of additional partnership interests (including our Common Units and Class B Units, but excluding the issuance of partnership interests upon conversion of outstanding partnership interests), our general partner will have the right, but not the obligation, to make additional capital contributions to the extent necessary to maintain its 2.0% general partner interest in us. Our general partner's interest in us will thus be reduced if we issue additional partnership interests in the future and our general partner does not elect to maintain its 2.0% general partner interest in us. Our general partner and its affiliates will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase Common Units, Class B Units, Preference Units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain its and its affiliates' percentage interest, including its interest represented by the Common Units and Class B Units that existed immediately prior to each issuance. Other holders of Common Units or Class B Units will not have similar pre-emptive rights to acquire additional Common Units or other partnership interests.

Tax Status

        The partnership agreement provides that the partnership will elect to be treated as a corporation for U.S. federal income tax purposes.

Amendment of the Partnership Agreement

General

        Amendments to our partnership agreement may be proposed only by or with the consent of our board of directors. However, our board of directors will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, approval of our board of directors is required, as well as written approval of the holders of the number of Common Units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. In addition, holders of Preference Units must approve certain amendments as described under "—Voting Rights." Except as we describe below, an amendment must be approved by a Unit Majority.

Prohibited Amendments

        No amendment may be made that would:

  (1)
  increase the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected;

  (2)
  increase the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of the general partner, which may be given or withheld at its option;

  (3)
  change the term of our partnership;

  (4)
  provide that our partnership is not dissolved upon an election to dissolve our partnership by our general partner and our board of directors that is approved by the holders of a Unit Majority; or

  (5)
  give any person the right to dissolve our partnership other than the right of our general partner and our board of directors to dissolve our partnership with the approval of the holders of a Unit Majority.

        The provision of our partnership agreement preventing the amendments having the effects described in clauses (1) through (5) above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our general partner and its affiliates).

No Unitholder Approval

        Our board of directors may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

  (1)
  a change in our name, the location of our principal place of business, our registered agent or our registered office;

  (2)
  the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

  (3)
  a change that our board of directors determines to be necessary or appropriate for us to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the Marshall Islands Act;

  (4)
  an amendment that is necessary, upon the advice of our counsel, to prevent us or our officers or directors or our general partner or their or its agents or trustees from in any manner being subjected to the provisions of the U.S. Investment Company Act of 1940, the U.S. Investment Advisors Act of 1940, or plan asset regulations adopted under the U.S. Employee Retirement Income Security Act of 1974 whether or not substantially similar to plan asset regulations currently applied or proposed;

  (5)
  an amendment that our board of directors determines to be necessary or appropriate for the authorization of additional partnership interests or rights to acquire partnership interests, including any amendment that our board of directors determines is necessary or appropriate in connection with any amendment expressly permitted in the partnership agreement to be made by our board of directors acting alone;

  (6)
  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the partnership agreement;

  (7)
  any amendment that our board of directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by the partnership agreement;

  (8)
  a change in our fiscal year or taxable year and related changes;

  (9)
  certain mergers or conveyances as set forth in our partnership agreement;

  (10)
  an amendment to cure any ambiguity, defect or inconsistency; or

  (11)
  any other amendments substantially similar to any of the matters described in (1) through (10) above.

        In addition, our board of directors may make amendments to the partnership agreement without the approval of any limited partner or our general partner (subject to the limited approval rights of the holders of the Preference Units and the holders of other Parity Securities (if applicable)) if our board of directors determines that those amendments:

  (1)
  do not adversely affect the rights of our limited partners (or any particular class of limited partners) or our general partner in any material respect;

  (2)
  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any Marshall Islands authority or statute;

  (3)
  are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

  (4)
  are necessary or appropriate for any action taken by our board of directors relating to splits or combinations of units under the provisions of the partnership agreement; or

  (5)
  are required to effect the intent expressed in this prospectus or the intent of the provisions of the partnership agreement or are otherwise contemplated by the partnership agreement.

Opinion of Counsel and Limited Partner Approval

        Our board of directors will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners if one of the amendments described above under "—Amendment of the Partnership Agreement—No Unitholder Approval" should occur. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units voting as a single class unless we obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or privileges of any type or class or series of outstanding limited partner interests (other than Preference Units) in relation to other classes or series of limited partner interests will require the approval of at least a majority of the type or class or series of units so affected; provided, however, that any amendment that would have a material adverse effect on the existing terms of the Preference Units will require the approval of at least two-thirds of the outstanding Preference Units. Any amendment that reduces the voting percentage required to take any action must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.

Merger, Sale, Conversion or Other Disposition of Assets

        A merger or consolidation of us requires the approval of our board of directors and the prior consent of our general partner and a Unit Majority. However, to the fullest extent permitted by law, our board of directors and our general partner will have no duty or obligation to consent to any merger or consolidation and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In addition, our partnership agreement generally prohibits our board of directors, without the prior approval of our general partner and the holders of units representing a Unit Majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries taken as a whole. Our board of directors may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without the prior approval of the holders of units representing a Unit Majority. Our general partner and our board of directors may also determine to sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without the approval of the holders of units representing a Unit Majority.

        If conditions specified in our partnership agreement are satisfied, our board of directors, with the consent of our general partner, may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. The unitholders are not entitled to dissenters' rights of appraisal under our partnership agreement or applicable law in the event of a conversion, merger or consolidation, sale of substantially all of our assets or any other transaction or event.

        Immediately before the consummation of a change of control (as defined in the partnership agreement) or the consummation of a merger, consolidation or conversion of the partnership, all Class B Units that have not yet converted will automatically convert into Common Units on a one-for-one basis.

Termination and Dissolution

        We will continue as a limited partnership until terminated or converted under our partnership agreement. We will dissolve upon:

  (1)
  the election of our general partner and our board of directors to dissolve us, if approved by the holders of units representing a Unit Majority;

  (2)
  at any time there are no limited partners, unless we continue without dissolution in accordance with the Marshall Islands Act;

  (3)
  the entry of a decree of judicial dissolution of us; or

  (4)
  the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with the partnership agreement or withdrawal or removal following approval and admission of a successor.

        Upon a dissolution under clause (4), the holders of a Unit Majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in the partnership agreement by appointing as general partner an entity approved by the holders of units representing a Unit Majority, subject to our receipt of an opinion of counsel to the effect that the action would not result in the loss of limited liability of any limited partner.

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our board of directors that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as provided in the Partnership Agreement. The liquidator may defer liquidation or distribution of our assets for a reasonable period or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of our affairs.

        In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of the Preference Units will generally have the right to receive the liquidation preference of $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of payment, whether or not declared, before any payments are made to holders of our Common Units or general partner units.

        Immediately upon the dissolution of the partnership, before any liquidation distributions are made, all Class B Units that have not yet converted will automatically convert into Common Units on a one-for-one basis.

Withdrawal or Removal of our General Partner

        Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to March 31, 2024 without obtaining the approval of the holders of at least a majority of the outstanding Common Units, excluding Common Units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability. On or after March 31, 2024, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of the partnership agreement. Notwithstanding the above, our general partner may withdraw without unitholder approval upon 90 days' written notice to the limited partners if at least 50% of the outstanding Common Units are held or controlled by one person and its affiliates other than our general partner and its affiliates. In addition, the partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. See "—Transfer of General Partner Interest".

        Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a majority of the outstanding Common Units, may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period of time after that withdrawal, the holders of a Unit Majority agree in writing to continue our business and to appoint a successor general partner. See "—Termination and Dissolution".

        Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding Common Units, including units held by our general partner and its affiliates, voting together as a single class, and we receive an opinion of counsel regarding limited liability. The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates or the control of our board of directors by our general partner and its affiliates would provide the practical ability to prevent our general partner's removal. Any removal of our general partner is also subject to the successor general partner being approved by the vote of the holders of a majority of the outstanding Common Units, voting as a single class.

        Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal:

  •
  all Class B Units will immediately and automatically convert into Common Units on a one-for-one basis; and

  •
  our general partner will have the right to convert its general partner interest into Common Units or to receive cash in exchange for that interest based on the fair market value of that interest at the time.

        In the event of removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates the partnership agreement, a successor general partner will have the option to purchase the general partner interest owned by the departing general partner for a cash payment equal to the fair market value of that interest. Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner for its fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner's general partner interest will automatically convert into Common Units equal to the fair market value of those interests as determined by an independent investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, any employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

        Except for the transfer by our general partner of all, but not less than all, of its general partner interest in us to:

  •
  an affiliate of our general partner (other than an individual); or

  •
  another entity as part of the merger or consolidation of our general partner with or into another entity or the transfer by our general partner of all or substantially all of its assets to another entity, our general partner may not transfer all or any part of its general partner interest in us to another person prior to March 31, 2024, without the approval of the holders of at least a majority of the outstanding Common Units, excluding Common Units held by our general partner and its affiliates. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of the general partner, agree to be bound by the provisions of the partnership agreement and furnish an opinion of counsel regarding limited liability.

        Our general partner and its affiliates may at any time transfer units to one or more persons, without unitholder approval.

Transfer of Ownership Interests in General Partner

        At any time, the members of our general partner may sell or transfer all or part of their respective membership interests in our general partner to an affiliate or a third party without the approval of our unitholders.

Transfer of Common Units, Class B Units and Preference Units

        By transfer of Common Units, Class B Units or Preference Units in accordance with the partnership agreement, each transferee of Common Units, Class B Units or Preference Units automatically is admitted as a limited partner with respect to the Common Units, Class B Units or Preference Units transferred when such transfer and admission is reflected in our books and records. We will cause any transfers to be recorded on our books and records no less frequently than quarterly. Each transferee automatically is deemed to:

  •
  represent that the transferee has the capacity, power and authority to become bound by the partnership agreement;

  •
  agree to be bound by the terms and conditions of, and to have executed, the partnership agreement;

  •
  grants power of attorney to officers of our general partner and any liquidator of us as specified in the partnership agreement; and

  •
  give the consents and approvals contained in the partnership agreement.

        We are entitled to treat the nominee holder of a Common Unit, Class B Unit or a Preference Unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common Units, Class B Units and Preference Units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner in our partnership for the transferred units.

        Until a Common Unit, Class B Unit or a Preference Unit has been transferred on our books, we and our transfer agent may treat the record holder of the unit as the absolute owner of such unit for all purposes, except as otherwise required by law or stock exchange regulations.

Change of Management Provisions

        The partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove GasLog Partners GP LLC as our general partner or otherwise change management. If any person or group acquires beneficial ownership of more than 4.9% of any class or series of units then outstanding, that person or group loses voting rights on all of its units in excess of 4.9% of all such units. Our general partner, its affiliates and persons who acquired Common Units with the prior approval of our board of directors will not be subject to this 4.9% limitation except with respect to voting their Common Units in the election of the elected directors. This loss of voting rights does not apply to the Preference Units.

        The partnership agreement also provides that if our general partner is removed under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal:

  •
  all Class B Units will immediately and automatically convert into Common Units on a one-for-one basis; and

  •
  our general partner will have the right to convert its general partner interest into Common Units or to receive cash in exchange for that interest.

Limited Call Right

        If at any time our general partner and its affiliates hold more than 80% of the then-issued and outstanding partnership interests of any class or series, except for the Class B Units and Preference Units, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership interests of the class held by unaffiliated persons as of a record date to be selected by the general partner, on at least ten but not more than 60 days' written notice at a price equal to the greater of (x) the average of the daily closing prices of the partnership interests of such class over the 20 trading days preceding the date three days before the notice of exercise of the call right is first mailed and (y) the highest price paid by our general partner or any of its affiliates for partnership interests of such class during the 90-day period preceding the date such notice is first mailed. Our general partner is not obligated to obtain a fairness opinion regarding the value of the Partnership units to be repurchased by it upon the exercise of this limited call right and has no fiduciary duty in determining whether to exercise this limited call right.

        As a result of the general partner's right to purchase outstanding partnership interests, a holder of partnership interests may have the holder's partnership interests (except for the Class B Units and Preference Units) purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of units in the market. See "Material U.S. Federal Income Tax Considerations" and "Non-United States Tax Considerations."

Board of Directors

        Under our partnership agreement, our general partner has delegated to our board of directors the authority to oversee and direct our operations, policies and management on an exclusive basis, and such delegation will be binding on any successor general partner of the partnership. As of October 9, 2020, our board of directors is comprised of five persons. Our general partner has appointed three of our five directors and the Common Unitholders elected the remaining two directors. Four of our directors meet the independence standards of the NYSE, two of which also qualify as independent of GasLog under our partnership agreement, so as to be eligible for membership on our conflicts committee. If our general partner exercises its right to transfer the power to elect a majority of our directors to the Common Unitholders, an additional director will thereafter be elected by our Common Unitholders.

        Under certain limited circumstances, holders of our Preference Units (voting together as a class with any other Parity Securities) may elect one additional director to serve on our board of directors, at which point our general partner would similarly be entitled, at its election, to appoint one additional director to serve for only as long a period of time as the director elected by the holders of Preference Units and any other Parity Securities.

        Our board of directors nominates individuals to stand for election as elected board members on a staggered basis at an annual meeting of our limited partners. In addition, any limited partner or group of limited partners that holds beneficially 10% or more of the outstanding Common Units is entitled to nominate one or more individuals to stand for election as elected board members at the annual meeting by providing written notice to our board of directors not more than 120 days nor less than 90 days prior to the meeting. However, if the date of the annual meeting is not publicly announced by us at least 100 days prior to the date of the meeting, the notice must be delivered to our board of directors not later than ten days following the public announcement of the meeting date. The notice must set forth:

  •
  the name and address of the limited partner or limited partners making the nomination or nominations;

  •
  the number of Common Units beneficially owned by the limited partner or limited partners;

  •
  the information regarding the nominee(s) proposed by the limited partner or limited partners as would be required to be included in a proxy statement relating to the solicitation of proxies for the election of directors filed pursuant to the proxy rules of the SEC;

  •
  the written consent of the nominee(s) to serve as a member of our board of directors if so elected; and

  •
  a certification that the nominee(s) qualify as elected board members.

        Our general partner may remove an appointed board member with or without cause at any time. "Cause" generally means a court's finding a person liable for actual fraud or willful misconduct in his or its capacity as a director. Any and all of the board members may be removed at any time for cause by the affirmative vote of a majority of the other board members. Any and all of the board members appointed by our general partner may be removed for cause at a properly called meeting of the limited partners by a majority vote of the outstanding units, voting as a single class. If any appointed board member is removed, resigns or is otherwise unable to serve as a board member, our general partner may fill the vacancy. Any and all of the board members elected by the Common Unitholders may be removed for cause at a properly called meeting of the limited partners by a majority vote of the outstanding Common Units. If any elected board member is removed, resigns or is otherwise unable to serve as a board member, the vacancy may be filled by a majority of the other elected board members then serving.

Meetings; Voting

        Unlike the holders of common stock in a corporation, the holders of our Common Units have only limited voting rights on matters affecting our business. On those matters that are submitted to a vote of Common Unitholders, each record holder of a Common Unit may vote according to the holder's percentage interest in us of all holders entitled to vote on such matter, although additional limited partners interests having special voting rights could be issued. Holders of the Class B Units and Preference Units generally have no voting rights. However, holders of the Preference Units have limited voting rights as described under "—Voting Rights".

        Except as described below regarding a person or group owning more than 4.9% of any class or series of limited partner interests then outstanding, limited partners who are record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

        We hold a meeting of the limited partners every year to elect one or more members of our board of directors and to vote on any other matters that are properly brought before the meeting. Any action that is required or permitted to be taken by our limited partners, or any applicable class thereof, may be taken either at a meeting of the applicable limited partners or without a meeting if consents in writing describing the action so taken are signed by holders of the number of limited partner interests necessary to authorize or take that action at a meeting. Meetings of our limited partners may be called by our board of directors or by limited partners owning at least 20% of the outstanding limited partner interests of the class for which a meeting is proposed. Limited partners may vote either in person or by proxy at meetings. The holders of 33 1/3% of the outstanding limited partner interests of the class, classes or series for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the limited partners requires approval by holders of a greater percentage of the limited partner interests, in which case the quorum will be the greater percentage.

        Each record holder of a unit may vote according to the holder's percentage interest in us, although additional limited partner interests having special voting rights could be issued. See "—Issuance of Additional Interests". However, if at any time, any person or group owns beneficially more than 4.9% of any class of units then outstanding, except for Class B Units and Preference Units, any such limited partner interests owned by that person or group in excess of 4.9% may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of limited partners, calculating required votes (except for purposes of nominating a person for election to our board of directors), determining the presence of a quorum or for other similar purposes under our partnership agreement, unless otherwise required by law. Effectively, this means that the voting rights of any such limited partners in excess of 4.9% will be redistributed pro rata among the other limited partners of such class or series holding less than 4.9% of the voting power of all classes of limited partner interests entitled to vote. Our general partner, its affiliates and persons who acquired Common Units with the prior approval of our board of directors will not be subject to this 4.9% limitation except with respect to voting their Common Units in the election of the elected directors. This limitation will help our ability to claim an exemption from U.S. federal income tax under Section 883 of the Code in the event our general partner, by virtue of its general partner interest, transfers the power to elect a majority of our directors to the Common Unitholders. Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of Common Units or Preference Units under the partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner or Assignee

        Except as described above under "—Limited Liability", the Common Units and Preference Units will be fully paid, and unitholders will not be required to make additional contributions. By transfer of Common Units or Preference Units in accordance with our partnership agreement, each transferee of units will be admitted as a limited partner with respect to the units transferred when such transfer and admission is reflected in our books and records.

Indemnification

        Under the partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  (1)
  our general partner;

  (2)
  any departing general partner;

  (3)
  any person who is or was an affiliate of our general partner or any departing general partner;

  (4)
  any person who is or was an officer, director, member, fiduciary or trustee of any entity described in (1), (2) or (3) above;

  (5)
  any person who is or was serving as a director, officer, member, fiduciary or trustee of another person at the request of our board of directors, our general partner or any departing general partner;

  (6)
  our officers;

  (7)
  any person designated by our board of directors; and

  (8)
  the members of our board of directors.

        Any indemnification under these provisions will only be out of our assets. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Reimbursement of Expenses

        Our partnership agreement requires us to reimburse the members of our board of directors for their out-of-pocket costs and expenses incurred in the course of their service to us. Our partnership agreement also requires us to reimburse our general partner for all expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf, and expenses allocated to us or our general partner by our board of directors.

Books and Reports

        Our general partner is required to keep appropriate books and records of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, our fiscal year is the calendar year.

Right to Inspect Our Books and Records

        The partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at the limited partner's own expense, have furnished to the limited partner:

  (1)
  a current list of the name and last known address of each partner;

  (2)
  information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

  (3)
  copies of the partnership agreement, the certificate of limited partnership of the partnership and related amendments;

  (4)
  information regarding the status of our business and financial position; and

  (5)
  any other information regarding our affairs as is just and reasonable.

        Our board of directors may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our board of directors believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

        Under the partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any Common Units or other partnership interests proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available or advisable. These registration rights continue for two years following any withdrawal or removal of GasLog Partners GP LLC as our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions. In connection with these registration rights, we will not be required to pay any damages or penalties related to any delay or failure to file a registration statement or to cause a registration statement to become effective.

OUR CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS

        Our partnership agreement specifies the manner in which we will make cash distributions to holders of our Common Units, Class B Units and other partnership interests, including to the holders of Preference Units as well as to our general partner in respect of its general partner interest.

General

Rationale for Our Cash Distribution Policy

        Our cash distribution policy reflects a judgment that our unitholders are better served by our distributing our available cash (after deducting expenses, including estimated maintenance and replacement capital expenditures and reserves) rather than retaining it, because we believe we will generally finance any expansion capital expenditures from external financing sources. Our cash distribution policy is consistent with the terms of our partnership agreement, which requires that we distribute all of our available cash quarterly (after deducting expenses, including estimated maintenance and replacement capital expenditures and reserves).

Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy

        There is no guarantee that unitholders will receive quarterly distributions from us. Our distribution policy is subject to certain restrictions and may be changed at any time, including:

  •
  Our unitholders have no contractual or legal right to receive distributions unless there is available cash at the end of each quarter as defined in our partnership agreement and the distributions for Preference Units have been paid. The determination of available cash is subject to the broad discretion of our board of directors to establish reserves and other limitations and to take into consideration our debt service obligations.

  •
  We are subject to restrictions on distributions under our financing agreements. Our financing agreements contain material financial tests and covenants that must be satisfied in order to pay distributions. If we are unable to satisfy the restrictions included in any of our financing agreements or are otherwise in default under any of those agreements, as a result of our debt levels or otherwise, we will not be able to make cash distributions to you, notwithstanding our stated cash distribution policy.

  •
  We are required to make substantial capital expenditures to maintain and replace our fleet. These expenditures may fluctuate significantly over time, particularly as our vessels near the end of their useful lives. In order to minimize these fluctuations, our partnership agreement requires us to deduct estimated, as opposed to actual, maintenance and replacement capital expenditures from the amount of cash that we would otherwise have available for distribution to our unitholders. In years when estimated maintenance and replacement capital expenditures are higher than actual maintenance and replacement capital expenditures, the amount of cash available for distribution to unitholders will be lower than if actual maintenance and replacement capital expenditures were deducted.

  •
  Although our partnership agreement requires us to distribute all of our available cash, our partnership agreement, including provisions contained therein requiring us to make cash distributions, may be amended. Our partnership agreement can be amended with the approval of a majority of the outstanding Common Units. GasLog holds a 35.3% interest in the Partnership as of October 9, 2020 (including 2.0% through general partnership units).

  •
  Even if our cash distribution policy is not modified or revoked, the amount of distributions we pay under our cash distribution policy and the decision to make any distribution is determined by our board of directors, taking into consideration the terms of our partnership agreement.

  •
  Under Section 51 of the Marshall Islands Act, we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets.

  •
  We may lack sufficient cash to pay distributions to our unitholders due to decreases in total operating revenues, decreases in hire rates, the loss of a vessel, increases in operating or general and administrative expenses, principal and interest payments on outstanding debt, taxes, working capital requirements, maintenance and replacement capital expenditures or anticipated cash needs. See "Risk Factors" for a discussion of these factors.

        Our ability to make distributions to our unitholders depends on the performance of our subsidiaries and their ability to distribute cash to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, the provisions of existing and future indebtedness, applicable limited partnership and limited liability company laws in the Marshall Islands and other laws and regulations.

Preference Unit Distributions

        The Preference Units are senior to all classes of our Common Units and general partner units. No distribution may be declared or paid or set apart for payment on any Common Units or general partner units unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Preference Units through the most recent distribution payment date. Holders of the Preference Units will not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions.

        Distributions on our Preference Units are payable quarterly on each of March 15, June 15, September 15 and December 15, or the next succeeding business day, as and if declared by our board of directors out of legally available funds for such purpose.

        For the Series A Preference Units, from and including May 15, 2017 to, but excluding, June 15, 2027, the distribution rate is 8.625% per annum per $25.00 of liquidation preference per unit (equal to $2.15625 per annum per unit). From and including June 15, 2027, the distribution rate for the Series A Preference Units will be a floating rate equal to three-month LIBOR plus a spread of 6.31% per annum per $25.00 of liquidation preference per unit. The distribution rates are not subject to adjustment.

        For the Series B Preference Units, from and including January 17, 2018 to, but excluding, March 15, 2023, the distribution rate is 8.200% per annum per $25.00 of liquidation preference per unit (equal to $2.05 per annum per unit). From and including March 15, 2023, the distribution rate for the Series B Preference Units will be a floating rate equal to three-month LIBOR plus a spread of 5.839% per annum per $25.00 of liquidation preference per unit. The distribution rates are not subject to adjustment.

        For the Series C Preference Units, from and including November 15, 2018 to, but excluding, March 15, 2024, the distribution rate is 8.500% per annum per $25.00 of liquidation preference per unit (equal to $2.05 per annum per unit). From and including March 15, 2024, the distribution rate for the Series C Preference Units will be a floating rate equal to three-month LIBOR plus a spread of 5.317% per annum per $25.00 of liquidation preference per unit. The distribution rates are not subject to adjustment.

        Our Preference Unit distribution payment obligations impact our future liquidity needs. If we do not pay our Preference Unit distributions, we will not be able to pay distributions to our Common Unitholders.

Distributions of Available Cash

General

        Within 45 days after the end of each quarter we will distribute all of our available cash (defined below) to unitholders of record on the applicable record date, excluding the holders of the Class B Units, subject to distributions with respect to Preference Units as described under "—Preference Unit Distributions" and to the general partner as described under "—General Partner Interest", in the following manner:

  •
  first, to our general partner, in accordance with its percentage interest in the manner described in "—General Partner Interest" below; and

  •
  thereafter, to all Common Unitholders pro rata, a percentage equal to 100% less the general partner percentage interest, in the manner described in "—General Partner Interest" below.

        The preceding paragraph is based on the assumption that our general partner maintains its 2.0% general partner interest and that we do not issue additional classes of equity securities.

General Partner Interest

        Our partnership agreement provides that our general partner initially will be entitled to 2.0% of all distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its 2.0% general partner interest if we issue additional Common Units. Our general partner's 2.0% interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional Common Units in the future and our general partner does not contribute a proportionate amount of capital to us in order to maintain its 2.0% general partner interest. Our general partner will be entitled to make a capital contribution in order to maintain its 2.0% general partner interest in the form of the contribution to us of Common Units based on the current market value of the contributed Common Units.

Definition of Available Cash

        Available cash generally means, for each fiscal quarter, all cash on hand at the end of the quarter (including our proportionate share of cash on hand of any subsidiaries we do not wholly own):

  •
  less, the amount of cash reserves (including our proportionate share of cash reserves of any subsidiaries we do not wholly own) established by our board of directors and our subsidiaries to:

  •
  provide for the proper conduct of our business (including reserves for future capital expenditures and for our anticipated credit needs);

  •
  comply with applicable law, any of our debt instruments or other agreements;

  •
  provide funds for Preference Unit distributions and Preference Unit redemption payments; and/or

  •
  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

  •
  plus, all cash on hand (including our proportionate share of cash on hand of any subsidiaries we do not wholly own) on the date of determination of available cash for the quarter resulting from (1) working capital borrowings made after the end of the quarter and (2) cash distributions received after the end of the quarter from any equity interest in any person (other than a subsidiary of us), which distributions are paid by such person in respect of operations conducted by such person during such quarter. Working capital borrowings are generally borrowings that are made under a revolving credit facility and in all cases are used solely for working capital purposes or to pay distributions to partners.

Distributions of Cash Upon Liquidation

        If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will apply the proceeds of liquidation in the manner set forth below, subject to distributions with respect to Preference Units and Parity Securities (if applicable) as described under "—Preference Unit Liquidation Rights".

        All property and all cash in excess of that required to discharge liabilities of the partnership shall be distributed:

  i.
  first, to the general partner in accordance with its percentage interest; and

  ii.
  second, to all unitholders, pro rata, a percentage equal to 100% less the general partner's percentage interest.

Preference Unit Liquidation Rights

        The holders of Preference Units will be entitled, in the event of a dissolution, to receive the liquidation preference of $25.00 per unit in cash plus an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our Common Units, Class B Units or any other Junior Securities (as defined in the partnership agreement). In the event that our assets available for distribution to holders of the outstanding Preference Units and any other Parity Securities (if applicable) are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Preference Units and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding Preference Units and other Parity Securities (if applicable), our remaining assets and funds will be distributed among the holders of the Common Units, Class B Units and any other Junior Securities then outstanding according to their respective rights.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        Our Annual Report filed on Form 20-F provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in Common Units or Preference Units. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

NON-UNITED STATES TAX CONSIDERATIONS

        Our Annual Report filed on Form 20-F provides a discussion of Marshall Islands tax consequences that may be relevant to prospective investors in Common Units or Preference Units. The applicable prospectus supplement may also contain information about any non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

PLAN OF DISTRIBUTION

        We may offer and sell, from time to time, the securities covered by this prospectus and the applicable prospectus supplement. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

        Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods including the following:

  •
  on the NYSE or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our Common Units may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in privately negotiated transactions;

  •
  in an exchange distribution in accordance with the rules of the applicable exchange;

  •
  as settlement of short sales entered into after the date of the prospectus;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  through broker-dealers, who may act as agents or principals;

  •
  through sales "at the market" to or through a market-maker;

  •
  in a block trade, in which a broker-dealer will attempt to sell a block as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through one or more underwriters on a firm commitment or best-efforts basis;

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  in options transactions;

  •
  over the Internet;

  •
  any other method permitted pursuant to applicable law; or

  •
  in any combination of the above.

        In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

  •
  purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

  •
  ordinary brokerage transactions; or

  •
  transactions in which the broker-dealer solicits purchasers.

        In addition, we may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act of 1933, as amended, rather than pursuant to this prospectus.

        In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us, or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

        In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge securities pursuant to the margin provisions of any customer agreements with brokers. Upon default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

        At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the expected issue price or method of determining the price, the time period during which the offer will be open and whether the purchase period may be extended or shortened, the method and time limits for paying up and delivering securities, name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us, and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

        In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of the option will be set forth in the revised prospectus or applicable prospectus supplement.

        Pursuant to a requirement by the Financial Industry Regulatory Authority, or "FINRA", if more than five percent of the net proceeds of any offering of securities made under this prospectus will be received by any FINRA member participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a "conflict of interest" under FINRA Rules, the offering will be conducted in accordance with FINRA Rule 5121.

        Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

        We will bear all costs relating to all of the securities being registered under the registration statement of which this prospectus is a part.

EXPENSES

        The following are the expenses estimated to be incurred by us in connection with a possible offering of the securities registered under this registration statement.

SEC Registration Fee		$0
Printing			*
Legal Fees and Expenses.			*
Accountants' Fees and Expenses			*
NYSE Fees			*
Miscellaneous Costs			*

Total	$		*

*
To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

        The validity of the securities and certain other legal matters, including tax matters, with respect to the laws of the Republic of the Marshall Islands will be passed upon for us by our counsel as to Marshall Islands law, Cozen O'Connor, New York, New York. Certain other legal matters, including tax matters with respect to U.S. law, will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.

 EXPERTS

        The financial statements incorporated in this Prospectus by reference from the Partnership's Annual Report on Form 20-F and the effectiveness of GasLog Partners LP's internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The offices of Deloitte LLP are located at 2 New Street Square, London, EC4A 3BZ, United Kingdom.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        GasLog Partners LP is a Marshall Islands limited partnership. Under the Marshall Islands Limited Partnership Act, a partnership agreement may set forth that the partnership shall indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. Under our partnership agreement, we generally indemnify our directors, officers and the affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events. We have entered into indemnification agreements with our directors and officers which provide, among other things, that we will indemnify our directors and officers, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements and fees that they may be required to pay in actions or proceedings to which they are or may be made a party by reason of such person's position as a director, officer, employee or other agent of the Partnership, subject to, and to the maximum extent permitted by, applicable law. Reference is also made to the Underwriting Agreement filed as Exhibit 1.1 to this registration statement in which GasLog Partners LP and certain of its affiliates will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities.

Item 9.    Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement

3.1	Certificate of Limited Partnership of GasLog Partners LP(2)

3.2	Seventh Amended and Restated Agreement of Limited Partnership of GasLog Partners LP(3)

3.3	Certificate of Formation of GasLog Partners GP LLC(2)

3.4	Limited Liability Company Agreement of GasLog Partners GP LLC(2)

4.1	Form of Indenture

4.2	Form of Debt Securities(1)

4.3	Form of Warrant Agreement(1)

4.4	Form of Warrant Certificate(1)

4.5	Form of Rights Agreement(1)

4.6	Form of Rights Certificate(1)

4.7	Form of Unit Agreement(1)

4.8	Form of Unit Certificate(1)

5.1	Opinion of Cozen O'Connor, special counsel to the Company as to the Republic of the Marshall Islands law

5.2	Opinion of Cravath, Swaine & Moore LLP, United States counsel to the Company

23.1	Consent of Deloitte LLP

23.2	Consent of Cozen O'Connor (included in Exhibit 5.1)

Exhibit No.	Description
23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2)

24.1	Power of Attorney (included on the signature page hereto)

25.1	Form T-1 Statement of Eligibility for Indenture(4)

(1)
To be filed as an exhibit to a report on Form 6-K and incorporated herein by reference.

(2)
Previously filed as an exhibit to GasLog Partners LP's Registration Statement on Form F-1 (File No. 333-195109), filed with the SEC on April 7, 2014, or an amendment thereto, and hereby incorporated by reference to such Registration Statement.

(3)
Previously filed as Exhibit 3.2 to GasLog Partners LP's Report on Form 6-K, filed with the SEC on August 5, 2020, hereby incorporated by reference to such Report.

(4)
To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10.    Undertakings

        The undersigned registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

        That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Securities Act of 1933, as amended, need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Item 8.A of Form 20-F, as amended, if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

        That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

          (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

        That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

        To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 9, 2020.

GASLOG PARTNERS LP
By:	/s/ PAUL WOGAN
	Name:	Paul Wogan
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Paul Wogan and Achilleas Tasioulas his true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form F-3, and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of October, 2020.

Signature	Title

/s/ PAUL WOGAN Name: Paul Wogan	Chief Executive Officer and Director (Principal Executive Officer)
/s/ ACHILLEAS TASIOULAS Name: Achilleas Tasioulas	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ CURTIS V. ANASTASIO Name: Curtis V. Anastasio	Chairman of the Board of Directors
/s/ ROBERT B. ALLARDICE Name: Robert B. Allardice III	Director
/s/ DANIEL BRADSHAW Name: Daniel Bradshaw	Director
/s/ JULIAN METHERELL Name: Julian Metherell	Director

 AUTHORIZED UNITED STATES REPRESENTATIVE

        Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on October 9, 2020.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Certificate of Limited Partnership of GasLog Partners LP(2)
3.2	Seventh Amended and Restated Agreement of Limited Partnership of GasLog Partners LP(3)
3.3	Certificate of Formation of GasLog Partners GP LLC(2)
3.4	Limited Liability Company Agreement of GasLog Partners GP LLC(2)
4.1	Form of Indenture
4.2	Form of Debt Securities(1)
4.3	Form of Warrant Agreement(1)
4.4	Form of Warrant Certificate(1)
4.5	Form of Rights Agreement(1)
4.6	Form of Rights Certificate(1)
4.7	Form of Unit Agreement(1)
4.8	Form of Unit Certificate(1)
5.1	Opinion of Cozen O'Connor, special counsel to the Company as to the Republic of the Marshall Islands law
5.2	Opinion of Cravath, Swaine & Moore LLP, United States counsel to the Company
23.1	Consent of Deloitte LLP
23.2	Consent of Cozen O'Connor (included in Exhibit 5.1)
23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page hereto)
25.1	Form T-1 Statement of Eligibility for Indenture(4)

(1)
To be filed as an exhibit to a report on Form 6-K and incorporated herein by reference.

(2)
Previously filed as an exhibit to GasLog Partners LP's Registration Statement on Form F-1 (File No. 333-195109), filed with the SEC on April 7, 2014, or an amendment thereto, and hereby incorporated by reference to such Registration Statement.

(3)
Previously filed as Exhibit 3.2 to GasLog Partners LP's Report on Form 6-K, filed with the SEC on August 5, 2020, hereby incorporated by reference to such Report.

(4)
To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.